Exhibit 10.13

AMENDMENT NUMBER 8 TO TERM LOAN AGREEMENT

Dated as of June 30, 2020

among

HOF VILLAGE, LLC; HOF VILLAGE YOUTH FIELDS, LLC; HOF VILLAGE PARKING, LLC;
HOF VILLAGE STADIUM, LLC AND THE OTHER PERSONS SIGNATORY HERETO AS
BORROWERS

and

THE LENDERS PARTY HERETO,

and

GACP FINANCE CO., LLC, as Administrative Agent

AMENDMENT NUMBER 8 TO TERM LOAN AGREEMENT

This AMENDMENT NUMBER 8 TO TERM LOAN AGREEMENT (this “Amendment Number 8”) dated as of June 30, 2020 is made by and among: (i) HOF VILLAGE, LLC, a Delaware limited liability company (the “Lead Borrower”); HOF VILLAGE YOUTH FIELDS, LLC, a Delaware limited liability company; HOF VILLAGE PARKING, LLC, a Delaware limited liability company; HOF VILLAGE STADIUM, LLC, a Delaware limited liability company; HOF VILLAGE LAND, LLC, a Delaware limited liability company; HOF VILLAGE HOTEL I, LLC, a Delaware limited liability company; HOF VILLAGE SPORTS BUSINESS, LLC, a Delaware limited liability company; HOF VILLAGE PARKING MANAGEMENT I, LLC, a Delaware limited liability company; HOF VILLAGE RESIDENCES I, LLC, a Delaware limited liability company; HOF VILLAGE CENTER FOR EXCELLENCE, LLC, a Delaware limited liability company; HOF VILLAGE CENTER FOR PERFORMANCE, LLC, a Delaware limited liability company; HOF EXPERIENCE, LLC, a Delaware limited liability company; HOF VILLAGE MEDIA GROUP, LLC, a Delaware limited liability company; and the other Persons signatory hereto as “Borrowers” (collectively, the “Borrowers”, and each individually, a “Borrower”); (ii) the Lenders party hereto; and (iii) GACP FINANCE CO., LLC, as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Lenders party thereto from time to time, the Administrative Agent, and the other parties named therein are parties to the Term Loan Agreement, dated as of March 20, 2018 (as amended by (i) that certain Delayed Draw Joinder Agreement Number 1, dated as of April 11, 2018, (ii) that certain Delayed Draw Joinder Agreement Number 2, dated as of May 18, 2018, (iii) that certain Amendment Number 3 to Term Loan Agreement, dated as of September 14, 2018, (iv) that certain Amendment Number 4 to Term Loan Agreement, dated as of February 19, 2019, (v) that certain Amendment Number 5 to Term Loan Agreement, dated as of June 28, 2019, (vi) that certain Amendment Number 6 to Term Loan Agreement, dated as of August 15, 2019, (vii) that certain Amendment Number 7 to Term Loan Agreement, dated as of November 16, 2019 and (viii) as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby).

(2) The Administrative Agent, the Borrowers, and the Lenders desire to amend the Loan Agreement as set forth below, such amendment, except as set forth herein, to become effective on the Amendment Number 8 Effective Date (as defined in Section 7 of this Amendment Number 8).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Acknowledgments:

(a) Each Borrower acknowledges: (i) the existence and continuation without waiver, consent or cure of the following Events of Default under the Loan Agreement (the “Specified Events of Default” or “Specified Defaults”): (x) Events of Default arising under Sections 7.01(b) and (c) of the Loan Agreement as a result of the Borrowers’ failure to make payments with respect to the Loans and other Obligations under Section 2.08(b)(i) of the Loan Agreement on or before April 30, 2020, (y) Events of Default arising under Section 6.09 of the Loan Agreement with respect to the formation of the following Subsidiaries: (A) Hotel II, a wholly- owned subsidiary of the Lead Borrower and (B) Newco, a wholly-owned subsidiary of the Lead Borrower, in each case, without the consent of the Administrative Agent and the Lenders, and (z) Events of Default arising under Section 6.06 of the Loan Agreement in connection with the Hotel II Indebtedness; and (ii) that as a result of the existence of the Specified Events of Default, the Administrative Agent and the other Secured Parties may exercise all rights and remedies available to them under the Loan Documents or applicable law.

(b) Each Borrower acknowledges that on and as of the date hereof, each of the Specified Defaults and the Specified Events of Default is continuing.

(c) Each Borrower hereby acknowledges and agrees that, as of the date hereof, the outstanding principal amount of all Loans (exclusive of interest, costs, fees and other expenses payable by the Borrowers to the Administrative Agent and the other Secured Parties under the Loan Agreement and the other Loan Documents) is $65,000,000 and the foregoing amount is not subject to any offset, counterclaim or defense by any of the Borrowers.

(d) Each Borrower acknowledges that as a result of the Specified Defaults and the Specified Events of Default, interest is accruing on the Loans at the Default Rate.

SECTION 2. Notwithstanding the continuation of the Specified Defaults and the Specified Events of Default, the Borrowers have requested that the Administrative Agent and the Lenders party hereto forbear from exercising certain of the rights and remedies that, solely by reason of the Specified Defaults and of the Specified Events of Default, would otherwise be available to the Secured Parties under the Loan Agreement, the other Loan Documents and applicable law. The Administrative Agent (at the direction of Required Lenders) and the Lenders party hereto have agreed to accommodate certain requests of the Borrowers, in each instance to the extent set forth in this Amendment Number 8 and subject to Borrowers’ full and timely compliance with the limitations, terms, conditions and covenants contained in this Amendment Number 8, the Loan Agreement and the other Loan Documents. In addition, the Administrative Agent, the Borrowers, and the Lenders desire to amend the Loan Agreement as set forth below, such amendment, except as set forth herein, to become effective on the Amendment Number 8 Effective Date.

SECTION 3. Waiver and Forbearance.

(a) Waiver. In reliance upon the representations, warranties and covenants of the Borrowers contained in this Amendment Number 8, and subject to the terms and conditions of this Amendment Number 8 and any documents or instruments executed in connection herewith, the Administrative Agent (at the direction of the Required Lenders) and the Lenders party hereto agree to waive and forbear from and after the Amendment Number 8 Effective Date their respective rights and remedies under the Loan Agreement and the other Loan Documents in respect of or arising solely out of the Specified Defaults and the Specified Events of Default, subject to the terms and conditions hereof.

(b) Notwithstanding the foregoing, the Borrowers expressly acknowledge and agree that:

(i) the waiver and forbearance granted pursuant hereto shall not constitute, and shall not be deemed to constitute, a waiver of any other Default or Event of Default under the Loan Documents (including any Default or Event of Default resulting from any Borrower’s failure to perform, comply with and satisfy any covenant, condition or agreement contained in this Amendment Number 8) or (except as specifically set forth in this Amendment Number 8) a waiver of any of the rights and remedies provided thereunder, under law, at equity or otherwise; and

(ii) the waiver and forbearance granted pursuant hereto is solely with respect to the Borrowers and not any other party or Person and the Administrative Agent, the Lenders and other Secured Parties are not waiving their rights to exercise their rights and remedies against any other party or Person (other than the Borrowers), including with respect to any guaranty or credit support by such other party or Person (other than the Borrowers); provided that from and after the Amendment Number 8 Effective Date, and so long as the Gordon Pointe Transaction Prepayment Amount is received by the Administrative Agent on behalf of the Tranche 1 Lender and the Tranche 2 Lender on or before July 15, 2020 and there is no Default and/or Event of Default other than the Specified Defaults and the Specified Events of Default, the Administrative Agent, the Lenders and other Secured Parties shall not seek payment of amounts due from IRGMH under Section 2(b)(iii) of the IRGMH Guaranty until the Maturity Date (or, if earlier, the date on which amounts due from IRGMH under Section 2(b)(iv) of the IRGMH Guaranty are payable).

SECTION 4. Each Borrower represents and warrants that no Default or Event of Default other than the Specified Defaults and the Specified Events of Defaults have occurred and/or is continuing.

SECTION 5. Amendments. The Loan Agreement is amended as follows:

(a) Section 1.01 thereof is amended by:

(i) amending and restating the defined term “Gordon Pointe Merger Agreement” to read as follows:

“Gordon Pointe Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of September 19, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020), by and among (a) GPAQ, the Acquiror, (b) Holdings, (c) Acquiror Merger Sub, (d) Company Merger Sub, (e) the Lead Borrower and (f) Newco, pursuant to which (i) Acquiror Merger Sub, will be merged with and into GPAQ, with GPAQ continuing as the surviving entity and a wholly-owned subsidiary of Holdings (the “Acquiror Merger”), and (ii) Company Merger Sub will be merged with and into Newco, with Newco continuing as the surviving entity and a wholly-owned subsidiary of Holdings.

(ii) amending and restating the defined term “Gordon Pointe Transaction” to read as follows:

“Gordon Pointe Transaction” shall mean collectively and individually, the Acquiror Merger, the HOFV Merger and the Contribution Transaction and the other transactions contemplated by the Gordon Pointe Merger Agreement, including, but not limited to, the PIPE Transaction that is consummated and proceeds of which are received on the date of HOFV Merger.

(iii) amending and restating the defined term “HOFV Merger” to read as follows:

“HOFV Merger” shall mean the merger whereby Company Merger Sub will be merged with and into Newco, with Newco continuing as the surviving entity and a wholly-owned subsidiary of Holdings, and with the members of Newco receiving shares of common stock of Holdings.

(iv) amending and restating the defined term “Maturity Date” to read as follows:

“Maturity Date” shall mean the earlier of (a) October 31, 2020 (or, if the Gordon Pointe Transaction is consummated and the Administrative Agent shall have received the Gordon Pointe Transaction Prepayment Amount, November 30, 2020) and (b) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

(v) amending and restating the defined term “Net Cash Proceeds” to read as follows:

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale by any HOFV Party (excluding than any Excluded Asset Sale or the Gordon Pointe Transaction) or Recovery Event in respect of any HOFV Party, the proceeds thereof in the form of Cash and Cash equivalents (including any such proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received), net of (i) reasonable selling expenses (including reasonable and customary closing apportionments in favor of the applicable purchaser, broker’s fees or commissions, legal fees, transfer and similar taxes incurred by the applicable Borrower in connection therewith and income taxes paid and reasonably anticipated to be payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, in each case to the extent attributable to such sale, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) reserves for withdrawal liability or severance reasonably anticipated to be payable arising from such Asset Sale, and (v) amounts required to be paid to any Person (other than a Borrower) owning a beneficial interest in the subject asset; (b) with respect to any issuance or disposition of Indebtedness by any HOFV Party, the Cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by a Borrower in connection therewith (excluding the Gordon Pointe Transaction); (c) with respect to any Equity Issuance by any HOFV Party (including any Permitted Loan/Equity Raise) (but excluding as a result of the Gordon Pointe Transaction), the gross proceeds thereof net of any applicable selling expenses (including reasonable and customary broker’s fees or commissions, legal fees, transfer and similar taxes incurred by the issuer in connection therewith and the income taxes paid or reasonably anticipated to be payable in connection with any such issuance); (d) with respect to the Sculptor Transaction, an amount equal to the lesser of (i) the Cash proceeds thereof and (ii) $33,000,000; (e) with respect to Gordon Pointe Transaction, an amount equal to the Available Closing Date Cash; (f) with respect to debt or equity issuances by any HOFV Party under or in connection with the U.S. Department of Homeland Security’s EB-5 Immigrant Investor Program, an amount equal to the gross proceeds thereof.”

(vi) amending and restating the defined term “Obligations” to read as follows:

“Obligations” shall mean (a) obligations of the Borrowers from time to time arising under or in respect of the due and punctual payment of (i) the principal of any Loan, the Exit Fee, the Consent Fee, any premium, if any, and interest (including any Exit Fee, the Consent Fee, any premium and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Agreement and the other Loan Documents and (c) all fees, costs and expenses incurred (including during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) (i) to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties, (ii) to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation, or (iii) is made to pay any other amount chargeable to any Borrower hereunder.

(vii) amending and restating the defined term “Required Prepayment Percentage” to read as follows:

“Required Prepayment Percentage” shall mean: (a) in the case of any Asset Sale by any HOFV Party or Recovery Event of any HOFV Party (excluding the Gordon Pointe Transaction), 100%; (b) in the case of any issuance or other incurrence of Indebtedness by any HOFV Party (other than Indebtedness (i) issued on the date of HOFV Merger pursuant to the Gordon Pointe Transaction in connection with the PIPE Transaction completed on such date, or (ii) permitted under Section 6.01 except as set forth in the following clause (d)), 100%; (c) in the case of any Equity Issuance by any HOFV Party (including, without limitation, under or in connection with the U.S. Department of Homeland Security’s EB-5 Immigrant Investor Program and any Permitted Loan/Equity Raise (but excluding the Gordon Pointe Transaction)), 100% (or, after the date the Gordon Pointe Transaction are consummated, 50% (but 100% with respect to any private investment in public equity transaction after the date of HOFV Merger)); (d) in the case of any (i) Permitted Loan/Equity Raise, 100% and/or (ii) issuance or other incurrence of Indebtedness by any HOFV Party under the U.S. Department of Homeland Security’s EB- 5 Immigrant Investor Program, 100% or after the date the Gordon Pointe Transaction are consummated, 50%.

(b) The following new defined terms are added to Section 1.01 in alphabetical order:

(i) “Amendment Number 8” shall mean the Amendment Number 8 to this Agreement dated as of June 30, 2020.

(ii) “Acquiror” or “GPAQ” shall mean Gordon Pointe Acquisition Corp., a Delaware corporation.

(iii) “Acquiror Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of Acquiror, filed with the Secretary of State of the State of Delaware on January 24, 2018.

(iv) “Acquiror Common Stock” shall mean Acquiror’s Class A common stock, par value $0.0001 per share.

(v) “Acquiror Merger” shall have the meaning given in the definition of Gordon Pointe Merger Agreement.

(vi) “Acquiror Merger Sub” shall mean GPAQ Acquiror Merger Sub, Inc., a Delaware corporation, a wholly-owned subsidiary of Holding.

(vii) “Acquiror Organizational Documents” shall mean the Acquiror Certificate of Incorporation and Acquiror’s bylaws.

(viii) “Acquiror Stockholder” shall mean a holder of Acquiror Common Stock or Acquiror Class F Common Stock.

(ix) “Available Closing Date Cash” shall mean, as of immediately prior to the closing of the Gordon Pointe Transaction, an aggregate amount equal to the result of (without duplication) (i) the cash available to be released from the Trust Account, plus (ii) the net proceeds raised by Acquiror or any other HOFV Party in any PIPE Transaction, minus (iii) the sum of all payments to be made as a result of the completion of the Offer and any redemptions of Acquiror Common Stock by any Redeeming Acquiror Stockholders.

(x) “Company Merger Sub” shall mean GPAQ Company Merger Sub, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Holdings.

(xi) “Consent Fee” shall mean a fee payable by the Borrowers to: (i) GACP II, L.P., as the Tranche 1 Lender in an aggregate amount equal to 1% of the principal amount of the Tranche 1 Loan that remains outstanding after giving effect to the Gordon Pointe Transaction Prepayment Amount and (ii) Demomode Marketing, LLC, as the Tranche 2 Lender in an aggregate amount equal to 1% of the principal amount of the Tranche 2 Loan that remains outstanding after giving effect to the Gordon Pointe Transaction Prepayment Amount. The Consent Fee shall be earned in full, due and payable on the Amendment Number 8 Effective Date; however 50% of it shall be paid in cash on the date the Gordon Pointe Transaction (or, if earlier, the HOFV Merger) is consummated with the remaining balance to be payable on the Maturity Date (or, if earlier, the date of prepayment in full of the Tranche 1 Loan and/or the Tranche 2 Loan).

(xii) “Contribution Transaction” shall mean the contribution by the Lead Borrower of all of its assets, liabilities and obligations to Newco pursuant to the terms and conditions set forth in a “Contribution Agreement”.

(xiii) “GPAQ IPO” shall have the meaning given in the Gordon Pointe Merger Agreement.

(xiv) “Gordon Pointe Transaction Prepayment Amount” shall mean an amount equal to the (a) if the Available Closing Date Cash with respect to Gordon Pointe Transaction is equal to or less than $40,000,000, $15,500,000 (plus unpaid interest, and all other fees and costs on the Tranche 1 Loan and the Tranche 2 Loan) and (b) if the Available Closing Date Cash with respect to Gordon Pointe Transaction is greater than $40,000,000, the sum of $15,500,000 (plus unpaid interest, and all other fees and costs on the Tranche 1 Loan and the Tranche 2 Loan) plus 100% of the Available Closing Date Cash in excess of $40,000,000. For the avoidance of doubt, Gordon Pointe Transaction Prepayment Amount shall not be less than $15,500,000 (plus unpaid interest, and all other fees and costs on the Tranche 1 Loan and the Tranche 2 Loan).

(xv) “HOFV Parties” shall mean Acquiror, Acquiror Merger Sub, Company Merger Sub, Holdings, Newco, Lead Borrower and each other Borrower and, in each case, any Subsidiary of any of the foregoing (other than Hotel II, JCIHOFV Financing, LLC and Mountaineer GM, LLC) and each an “HOFV Party”.

(xvi) “Holdings” shall mean GPAQ Acquisition Holdings, Inc., a Delaware corporation, wholly-owned subsidiary of GPAQ.

(xvii) “Hotel II” shall mean HOF Village Hotel II, LLC, a Delaware limited liability company.

(xviii) “Hotel II Construction Loan” shall have the meaning ascribed to such term in Section 6.18(a) of the Loan Agreement.

(xix) “Hotel II Indebtedness” shall mean the following Indebtedness obtained by Hotel II as borrower: (a) a mortgage loan from Home Federal Savings and Loan Association of Niles in the amount of $1,9000,000 pursuant to loan documents executed on October 22, 2019; (b) a loan from the City of Canton, Ohio in the amount of $3,500,000 pursuant to loan documents executed on December 30, 2019; (c) a loan from CH Capital Lender LLC in the amount of $1,807,338.99 pursuant to loan documents executed on October 22, 2019; and (d) a loan from JKP Financial, LLC in the amount of $7,000,000 pursuant to loan documents executed on June 19, 2020.

(xx) “Newco” shall mean HOF Village Newco, LLC, a Delaware limited liability company.

(xxi) “Offer” shall have the meaning given in the Gordon Pointe Merger Agreement.

(xxii) “PIPE Transaction” shall mean any issuance, or transaction calling for the issuance, of equity securities (or debt securities convertible into equity securities) of Acquiror or Holdings effected during the period from the date hereof to the closing date of the Gordon Pointe Transaction.

(xxiii) “Redeeming Acquiror Stockholder” means an Acquiror Stockholder who demands that Acquiror convert its Acquiror Common Stock into cash in connection with the transactions contemplated hereby and in accordance with the Acquiror Organizational Documents.

(xxiv) “Trust Account” shall mean the trust account of GPAQ, which holds the net proceeds of the GPAQ IPO and the sale of the placement warrants, plus such additional amounts as GPAQ has deposited into such trust account in connection with extensions of time for GPAQ to consummate an initial business combination, together with interest earned thereon, less amounts released to pay franchise and income tax obligations and up to $100,000 of any remaining interest for dissolution expenses.

(c) Section 2.08(b)(i) of the Loan Agreement is amended and restated to read as follows:

(i) On or prior to July 15, 2020, with respect to the Tranche 1 Loan and the Tranche 2 Loan, the Borrowers shall pay to the Administrative Agent, for the sole account and benefit of the Tranche 1 Loan and Tranche 1 Lender and the Tranche 2 Loan and Tranche 2 Lender, 50% of the original principal amount of the Tranche 1 Loan and the Tranche 2 Loan (or, if the Gordon Pointe Transaction is consummated on or before July 15, 2020, an amount equal to the Gordon Pointe Transaction Prepayment Amount together with unpaid interest, and all other fees and costs (including 50% of the Consent Fee) (for the avoidance of doubt, the original principal amount of the (x) Tranche 1 Loan is, $40,000,000 and (y) Tranche 2 Loan is, $10,000,000)). To the extent the Gordon Pointe Transaction is consummated on or prior to July 15, 2020, the Exit Fee due and payable to GACP II, L.P. and DemoMode Marketing, LLC on the Gordon Pointe Transaction Prepayment Amount, if any, shall be due and payable on the Maturity Date (or, if earlier, any Exit Fee due hereunder shall be due and payable on the date of any prepayment in full of the Tranche 1 Loan and/or the Tranche 2 Loan).

(d) Section 2.10 of the Loan Agreement is amended and restated to read as follows:

“SECTION 2.10 MANDATORY PREPAYMENTS.

(a) Not later than one Business Day following the completion of (i) any Asset Sale by any HOFV Party (other than an Excluded Asset Sale or the Gordon Pointe Transaction) or (ii) the occurrence of any Recovery Event in respect of any HOFV Party; provided that with respect to any Recovery Event (or series of related Recovery Events), the Borrowers may elect by written notice to Administrative Agent (and with respect to any Recovery Event (or series of related Recovery Events) resulting in Net Cash Proceeds in excess of $10,000,000, subject to the Administrative Agent’s and GACP II, L.P.’s prior written consent) to use such Net Cash Proceeds to repair or replace or restore the Property subject to such Recovery Event, in which event such Net Cash Proceeds shall be held in the Loan Proceeds Account for any such repair, replacement or restoration; provided further that if a Borrower has not consummated such repair, restoration or replacement on or prior to the earlier of (x) 3-months following receipt of such Net Cash Proceeds and (y) the Maturity Date, the Borrowers shall apply an amount equal to the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.11.

(b) On the date any HOFV Party shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any such HOFV Party other than (i) Indebtedness issued pursuant to the PIPE Transaction completed on the date of the HOFV Merger or (ii) Indebtedness permitted pursuant to Section 6.01 (other than any Permitted Loan/Equity Raise or such Indebtedness is under or in connection with the U.S. Department of Homeland Security’s EB-5 Immigrant Investor Program, in each case, the proceeds of which shall be required to prepay the Loans) the Borrowers (or other HOFV Party) shall apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.11; provided that so long as no Default or Event of Default exists and the Gordon Pointe Transaction is consummated on or prior to July 15, 2020 the HOFV Parties may retain 100% of the proceeds of any Permitted Loan/Equity Raise in an aggregate amount for all such Permitted Loan/Equity Raise transactions not to exceed $1,000,000.

(c) On the date of (i) any Equity Issuance by any HOFV Party or other equity contribution to either Borrower or any other HOFV Party (excluding the Gordon Pointe Transaction, but for the avoidance of doubt including any or Permitted Loan/Equity Raise or issuances under or in connection with the U.S. Department of Homeland Security’s EB-5 Immigrant Investor Program, in each case, the proceeds of which shall be required to prepay the Loans) the Borrowers shall apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.11.

(d) On the date of the completion of any Sculptor Transaction by any HOFV Party, the Borrowers shall cause the Net Cash Proceeds of the Sculptor Transaction (i.e. the lesser of (i) the actual amount received by the Borrowers and (ii) $33,000,000) to prepay in the outstanding amount of Obligations owed to Tranche 1 Lender and Tranche 2 Lender (including an amount equal to the aggregate outstanding principal amount of the Tranche 1 Loan and the Tranche 2 Loan, together with unpaid interest and all other fees and costs (including amounts required to be paid under Section 2.04(e)) in accordance with Section 2.11. For the avoidance of doubt, nothing herein should be deemed to be the Lenders’ consent to the Sculptor Transaction or the waiver of any Default or Event of Default that may arise as a result of the Sculptor Transaction.

(e) On the date on which any of the Gordon Pointe Transaction is consummated and/or announced as completed and/or made effective (or, if earlier, the date of HOFV Merger), the Administrative Agent, Tranche 1 Lender and Tranche 2 Lender shall have received in cash the Gordon Pointe Transaction Prepayment Amount to prepay the outstanding amount of Obligations owed to Tranche 1 Lender and Tranche 2 Lender in accordance with Section 2.11(b).

(f) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.10, (i) a certificate signed by a Responsible Officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice (except that no such notice shall be required in connection with prepayments required under clauses (d) and (e) above). Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, in each case in accordance with Section 2.11. In the event that the Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans in accordance with Section 2.11 in an amount equal to such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate of a Financial Officer demonstrating the derivation of such excess

(g) Except as set forth in Section 2.08(b)(i), any such prepayment or repayment of Loans shall be accompanied by the applicable Exit Fee then due. Failure to make any of the foregoing payments when due shall be an immediate Event of Default under Section 7.01(b)(i) of the Loan Agreement.

Notwithstanding anything to the contrary, Tranche 3 Lender shall not receive (and shall not be entitled to receive) or retain any mandatory payment, including on account of the Tranche 3 Loan, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.”

(e) Section 2.11(a) of the Loan Agreement is amended as follows: reference to “clause (d)” in the second line thereof is replaced with “clauses (d) and/or (e)”.

(f) Section 2.11(b) of the Loan Agreement is amended as follows: reference to “Section 2.10(d)” in the first line thereof is replaced with “Sections 2.10(d) and/or (e)”.

(g) A new Section 6.01(g) is added to the Loan Agreement to read as follows:

“Any unsecured Indebtedness issued pursuant to the PIPE Transaction that is consummated and proceeds of which are received on the date of HOFV Merger; provided (i) the applicable HOFV Party that is the obligor (whether as an issuer or a guarantor) under the Indebtedness issued pursuant to the PIPE Transaction will, so long as the Obligations are outstanding, make an election under such Indebtedness that all interest payments due thereunder shall be paid in kind and not in cash, (ii) there shall be no “voluntary” prepayments or redemptions of such Indebtedness in cash that are not mandated or mandatorily required by the terms of the PIPE Transaction documents and (iii) such Indebtedness shall not have a scheduled “maturity date” or scheduled amortization earlier than March 31, 2025.”

(h) A new Section 6.18 is added to the Loan Agreement to read as follows:

“Section 6.18 Restrictions on HOF Village Hotel II, LLC and Mountaineer GM, LLC.

(a) Hotel II. (i) Section 6.09 shall not be applicable to Hotel II, (ii) Hotel II shall not incur any Indebtedness other than the Hotel II Indebtedness or Indebtedness with respect to construction of or renovation to real property assets of Hotel II secured only by the assets of Hotel II and no other HOFV Party (each a “Hotel II Construction Loan”), (iii) Hotel II shall not permit any Lien for borrowed money to remain on any of its assets or property other than in connection with the Hotel II Indebtedness or Hotel II Construction Loans, (iv) no HOFV Party shall guaranty (and shall not be liable for or in connection with) any Indebtedness or any other obligation (under contract, by operation of law or otherwise) of Hotel II other than in connection with the Hotel II Indebtedness, (v) from and after the Amendment Number 8 Effective Date, no HOFV Party shall make any Investment in or loan to Hotel II, (vi) from and after the Amendment Number 8 Effective Date, Hotel II shall not acquire any asset or property of any HOFV Party, (vii) from and after the Amendment Number 8 Effective Date, no HOFV Party shall sell, assign, pledge or dividend out any Capital Stock of Hotel II owned by it, except as contemplated by the Gordon Pointe Transaction or in connection with Hotel II Construction Loans and (viii) from and after the Amendment Number 8 Effective Date, no HOFV Party shall enter into any contract or agreement with Hotel II that would require such HOFV Party to make any payment to, make any Investment in or guaranty any Indebtedness of Hotel II.

(b) Mountaineer GM, LLC. From and after the Amendment Number 8 Effective Date (i) no HOFV Party shall make any Investment in or loan to Mountaineer GM, LLC, (ii) Mountaineer GM, LLC shall not acquire any asset or property of any HOFV Party and (iii) no HOFV Party shall enter into any contract or agreement with Mountaineer GM, LLC that would require such HOFV Party to make any payment to, make any Investment in or guaranty any Indebtedness of Mountaineer GM, LLC.”

SECTION 6. Notice to the Principal and IRGMH of Events of Default. The Borrowers, the Principal (by his execution of a reaffirmation of the Recourse Guaranty) and IRGMH (by its execution of a reaffirmation of the IRGMH Guaranty) acknowledge that this Amendment Number 8 is a notice of the Specified Defaults and Specified Events of Default by the Administrative Agent and Lenders to the Borrowers, the Principal and IRGMH of a written notice of the Specified Defaults and Specified Events of Default under the Loan Documents.

SECTION 7. Conditions to Effectiveness. This Amendment Number 8 shall become effective on the date (the “Amendment Number 8 Effective Date”), when each of the conditions set forth in this Section 7 shall have been satisfied (or waived by the Lenders):

(a) the Administrative Agent shall have received counterparts of this Amendment Number 8, duly executed and delivered on behalf of (i) each Borrower, (ii) each Lender, and (iii) the Administrative Agent;

(b) the Administrative Agent shall have received a certificate of a Responsible Officer of Borrower, dated the Amendment Number 8 Effective Date and certifying:

(i) that attached thereto is a true and correct copy of the resolutions of the board of directors or equivalent governing body of each Borrower, approving this Amendment Number 8 and the transactions contemplated hereby;

(ii) that, as of the Amendment Number 8 Effective Date, (1) each representation and warranty set forth in each Loan Document is true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that, if a representation and warranty contains a materiality or Material Adverse Effect qualification, such representation and warranty is true and correct in all respects), and (2) each Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, immediately after giving effect to this Amendment Number 8, no Event of Default or Default (other than the Specified Defaults and the Specified Events of Default) shall have occurred and be continuing;

(iii) that, as of the Amendment Number 8 Effective Date, the Borrowers are in compliance with the terms and conditions of the Letter of Representations; and

(iv) that, as of the Amendment Number 8 Effective Date, the Borrowers are in compliance with the terms and conditions of each Ground Lease (to the extent applicable to the Borrowers) and each Project Lease;

(c) as of the Amendment Number 8 Effective Date, (x) the representations and warranties of Borrowers contained in Article III of the Loan Agreement shall be true and correct in all material respects on the Amendment Number 8 Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall have been true and correct in all material respects on and as of such earlier date, and (y) no Default or Event of Default (other than the Specified Defaults and the Specified Events of Default) shall have occurred and be continuing, or would occur immediately after giving effect to the transactions contemplated by this Amendment Number 8;

(d) the Administrative Agent shall have received, on account of the Tranche 1 Lender and Tranche 2 Lender, a cash payment in an amount equal to the interest due on the Tranche 1 Loan and the Tranche 2 Loan for the Interest Payment Date ending June 30, 2020; and

(e) the Administrative Agent and the Lenders shall have received reaffirmation agreements in the forms provided by Administrative Agent and the Lenders on or prior to the date of this Amendment Number 8 (or in such other form acceptable to the Administrative Agent and the Lenders), in respect of each of the Recourse Guaranty, IRGMH Guaranty, the Debt and Lien Subordination Agreement executed between the Administrative Agent and Industrial Realty Group, LLC, the Mezzanine Subordination Agreement and the subordination agreements executed by each of CH Capital Lending, LLC, Michael Eck and M. Klein and Company, LLC.

SECTION 8. Subsequent Events.

(a) On or prior to the earlier of date the (i) of the HOFV Merger and/or (ii) on which any other Gordon Pointe Transaction is consummated (the failure of any of the foregoing shall be an immediate Events of Default under Sections 7.01 (a), (b), (c) and (o) of the Loan Agreement, as if set forth therein) (earlier of clause (i) or (ii), the “Delivery Date”):

(i) the Borrowers, each other HOFV Party and the other Persons party to the foregoing shall enter into such amendments and modifications to the Loan Agreement and other Loan Documents and/or provide certifications, in each case, as reasonably required by the Administrative Agent, the Tranche 1 Lender and/or the Tranche 2 Lender (and with respect to any document, it shall be in the form, substance and manner as reasonably required by (and satisfactory to) the Administrative Agent, the Tranche 1 Lender and/or the Tranche 2 Lender) as a result of the consummation of the Gordon Pointe Transaction, in each case, including, without limitation:

(A) Newco shall expressly assume and guaranty the Obligations of the Lead Borrower and each other Borrower by executing and delivering joinders to each Loan Document; provided that the Lead Borrower shall not be released of its obligations;

(B) Newco (and each other HOFV Party that exists on such date and is not a Borrower) shall execute and deliver joinders to each Loan Document agreeing to be bound by the terms and conditions of the Loan Agreement and the other Loan Documents;

(C) each Borrower shall have executed a reaffirmation of its Obligations under each Loan Document;

(D) the Administrative Agent and the Lenders shall have received reaffirmation agreements and/or amendments, in respect of each of the Recourse Guaranty, IRGMH Guaranty, the Debt and Lien Subordination Agreement executed between the Administrative Agent and Industrial Realty Group, LLC, the Mezzanine Subordination Agreement and the subordination agreements executed by each of National Football Museum Inc., CH Capital Lending, LLC, Michael Eck and M. Klein and Company, LLC; provided that such reaffirmation agreements and/or amendments shall not be required with respect to any Indebtedness that has been indefeasibly discharged in full (without any payment, other than by payment in common Capital Stock) or has been converted into common Capital Stock in connection with the Gordon Pointe Transaction; and

(E) the Liens and security interests of the Administrative Agent and each Lender in the Collateral shall be reaffirmed, preserved and protected by applicable joinders, reaffirmation and/or amendments to the Loan Documents (including with respect to the Mortgages) which joinders, reaffirmations and/or amendments shall, without limitation, ensure (after entering into the same and after giving effect to the Gordon Pointe Transaction), that (1) the Liens, security interests and other rights of the Administrative Agent and the other Secured Parties in the Collateral that exists on the date of Amendment Number 8 shall continue with same force and effect, (2) no asset of any Borrower that exists immediately prior to the date of the HOFV Merger has been transferred to any Person that is not a Borrower, and (3) the Administrative Agent and the other Secured Parties interests and rights under the Recourse Guaranty, the IRGMH Guaranty and each Loan Document that exist on the date of Amendment Number 8 shall continue with the same force and effect;

Borrowers shall use commercially reasonable efforts to deliver each of the items listed in Sections 8(a)(i)(B) (other than with respect to Newco), (C), (D) (solely with respect to items due from the National Football Museum Inc.) and (E) on or before the Delivery Date; provided the failure to deliver any of such items shall not be an Event of Default under the Loan Agreement so long as the each of the same are delivered within ten (10) days of Delivery Date.

(ii) the Contribution Transaction shall be in form and substance (including the “Contribution Agreement”) satisfactory to the Administrative Agent, the Tranche 1 Lender and the Tranche 2 Lender;

(iii) the PIPE Transaction shall have been consummated;

(iv) the Administrative Agent shall have received the Gordon Pointe Transaction Prepayment Amount; and

(v) the Administrative Agent shall have received 50% of Consent Fee that is payable on the date of the HOFV Merger on behalf of and for the account of each of the Tranche 1 Lender and the Tranche 2 Lender with the remaining balance to be payable on the Maturity Date (or, if earlier, the date of prepayment in full of the Tranche 1 Loan and the Tranche 2 Loan).

(b) On or prior to the earliest of (x) July 15, 2020, (y) the HOFV Merger and (z) the date any other Gordon Pointe Transaction is consummated:

(i) the Administrative Agent shall have received funds flow in respect of the Gordon Pointe Transaction; and

(ii) the Borrowers shall have paid all outstanding fees, costs and expenses of the Administrative Agent and the Lenders that remain unpaid, including the fees payable to the Administrative Agent under Section 2.07 of the Loan Agreement and legal fees and expenses of: (x) Kramer Levin Naftalis & Frankel LLP and Taft Stettinius & Hollister LLP, attorneys for the Administrative Agent and (y) Gibson, Dunn & Crutcher LLP, attorneys for DemoMode Marketing LLC.

(c) On or prior to the date that is 75-days after the Delivery Date (or such other date that may be reasonably agreed to by the Administrative Agent), the Administrative Agent and the Lenders shall have received reaffirmation in respect of each of the Ground Leases Estoppel Letter, PFHOF Estoppel Letter and Project Leases Estoppel Letter.

SECTION 9. Approval of the Gordon Pointe Transaction. Provided Borrowers comply with their obligations under this Amendment Number 8 required prior to or contemporaneously with the consummation of the Gordon Pointe Transaction (or, if earlier, the HOFV Merger), and Gordon Pointe Transaction is completed in accordance with the terms and conditions of the Gordon Pointe Merger Agreement and on or prior to July 15, 2020, the Administrative Agent and all Lenders hereby approve and consent to the consummation of the Gordon Pointe Transaction (including but not limited to the PIPE Transaction contemplated thereby) and the reorganization to the organizational structure of the Borrowers and other entities contemplated thereby, in each case, based upon the terms disclosed in writing to the Administrative Agent and the Lenders on or prior to the date of this Amendment Number 8 and so long as the Gordon Pointe Transaction is completed and on or prior to July 15, 2020 and no Default or Event of Default (other than the Specified Defaults and the Specified Events of Default) exist on such date.

SECTION 10. Confirmation of Representations and Warranties.

(a) Each Borrower hereby represents and warrants, on and as of the Amendment Number 8 Effective Date, that the representations and warranties of Borrowers contained in Article III of the Loan Agreement are true and correct in all material respects on such date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (provided that, if a representation and warranty contains a materiality or Material Adverse Effect qualification, such representation and warranty is true and correct in all respects).

(b) Each Borrower hereby represents and warrants, on and as of the Amendment Number 8 Effective Date, that it has the necessary corporate power to execute, deliver and perform this Amendment Number 8, and it has duly authorized all corporate or other action required to be taken by it for the execution, delivery and performance of this Amendment Number 8 and the consummation of the transaction contemplated hereby.

SECTION 11. Consent and Affirmation. Each Borrower hereby (a) consents to the execution, delivery and performance of this Amendment Number 8 and agrees that each Loan Document is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment Number 8 Effective Date, except that, on and after the Amendment Number 8 Effective Date, each reference to the “Loan Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended and otherwise modified by this Amendment Number 8, and (b) confirms that the Loan Documents to which each of the Borrowers is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

SECTION 12. Reference to and Effect on the Loan Documents.

(a) On and after the Amendment Number 8 Effective Date, each reference in the Loan Agreement to “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other transaction documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment Number 8. From and after the Amendment Number 8 Effective Date, this Amendment Number 8 shall be a Loan Document under the Loan Agreement.

(b) The Loan Agreement and the other Loan Documents, as specifically amended by this Amendment Number 8, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Loan Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders under the Loan Agreement. Without limiting the generality of the foregoing, the Collateral described in the Loan Documents do and shall continue to secure the payment of all Obligations of the Borrowers under the Loan Documents, in each case, as amended by this Amendment Number 8.

(c) The execution, delivery and effectiveness of this Amendment Number 8 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 13. Execution in Counterparts; Order of Amendments. This Amendment Number 8 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Number 8 by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment Number 8.

SECTION 14. Amendments; Headings; Severability. This Amendment Number 8 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent and the Lenders. The Section headings used herein are for convenience of reference only, are not part of this Amendment Number 8 and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment Number 8. Any provision of this Amendment Number 8 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 15. Costs and Expenses.

(a) Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment Number 8 and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.05 of the Loan Agreement.

(b) Borrowers agree that IRGMH shall have all of the rights of a Lender pursuant to Section 10.05 of the Loan Agreement, but all of such rights shall be subordinated in right of payment and security to all Obligations owed to the Administrative Agent, the Tranche 1 Lender and the Tranche 2 Lender and, similar to the Tranche 3 Lender, IRGMH shall not receive any payment until the Tranche 1/Tranche 2 Full Payment Date has occurred. Without limiting the foregoing, (i) Borrowers shall pay to IRGMH all costs, fees, expenses, and disbursements of IRGMH in connection with the transactions contemplated by this Amendment Number 8, the Loan Purchase Agreement, and the IRGMH Guaranty, as set forth in Section 10.05(a) of the Loan Agreement, and (ii) Borrowers shall indemnify, defend, and hold harmless IRGMH in connection with the transactions contemplated by this Amendment Number 8, the Loan Purchase Agreement, and the IRGMH Guaranty, as set forth in Section 10.05(b) of the Loan Agreement. Any amounts payable to IRGMH under this Section 15b) shall accrue interest, at the rate of interest then in effect with respect to the Tranche 1 Loan, calculated from the date of payment or disbursement by IRGMH until repaid in full. Notwithstanding the foregoing, any amounts payable to IRGMH under this Section 15(b) shall not be paid to IRGMH until the Tranche 1/Tranche 2 Full Payment Date has occurred.

SECTION 16. Governing Law; Etc. This Amendment Number 8 shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional, service and waiver of jury trial provisions of the Loan Agreement, as if they were set forth herein.

SECTION 17. No Novation. This Amendment Number 8 shall not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment Number 8 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Borrowers under any Loan Document from any of its obligations and liabilities as a Borrower, guarantor or pledgor under any of the Loan Documents.

SECTION 18. Waiver of Claims. Each Borrower on behalf of itself, its Affiliates and their respective officers, direct and indirect members, directors, shareholders, employees, agents, insurers, heirs, successors and assigns (collectively, the “Releasing Parties”), hereby waives, releases, remises and forever discharges the Administrative Agent, the Lenders and each other Secured Party from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Loan Agreement and any other Loan Document (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Releasing Party ever had, now has or might hereafter have against the Administrative Agent, the Lenders and each other Secured Party which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, the Lenders and each other Secured Party on or prior to the Amendment Number 8 Effective Date, in each case, in respect to the Loan Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

SECTION 19. Advice of Counsel. The Borrowers acknowledge that they have reviewed this Amendment Number 8 in its entirety, having consulted such legal, tax or other advisors as they deem appropriate, and understand and agree to each of the provisions of this Amendment Number 8, and further acknowledge that they have entered into this Amendment Number 8 voluntarily.

SECTION 20. Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to the interpretation of this Amendment Number 8.

SECTION 21. Effect of this Amendment Number 8. Except as expressly set forth herein, (a) this Amendment Number 8 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties, (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document. Nothing contained in this Amendment Number 8 shall constitute or be deemed to constitute a course of dealing or other basis for altering any rights or obligations of Lender under the Loan Documents, or any obligations of the Borrowers or any other party under the Loan Documents (in each instance, except as expressly set forth herein), (c) the Administrative Agent, the Lenders and the other Secured Parties have not and are not waiving their rights against any Person (including the Borrowers), including as a result of any Default or Event of Defaults that exists (notwithstanding the Borrowers’ representation that no Default or Event of Default exists) and (d) the Administrative Agent, the Lenders and the other Secured Parties have not and are not waiving their rights and remedies against any Person (including the Borrowers) as a result of any Default or Event of Default or as a result of any other breach of any Loan Documents or otherwise, including as a result of any past, present or future event or circumstance.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 8 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrowers:

HOF VILLAGE, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE PARKING, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE YOUTH FIELDS, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE STADIUM, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Borrowers, cont.:

HOF VILLAGE LAND, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE HOTEL I, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE SPORTS BUSINESS, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE PARKING MANAGEMENT I, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Borrowers, cont.:

HOF VILLAGE RESIDENCES I, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE CENTER FOR EXCELLENCE, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE CENTER FOR PERFORMANCE, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF EXPERIENCE, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Borrowers, cont.:

HOF VILLAGE MEDIA GROUP, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Administrative Agent:

GACP FINANCE CO., LLC,
as Administrative Agent

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

Lenders (and by their signatures below, the Lenders direct the Administrative Agent to execute this Amendment Number 8):

GACP II, L.P. (“Tranche 1 Lender”)

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

DEMOMODE MARKETING, LLC,
a New York limited liability company (“Tranche 2 Lender”)

By:	/s/ Mark Bezos
Name: Mark Bezos
Title: Authorized Signatory

IRG, LLC,
a Nevada limited liability company (“Tranche 3 Lender”)

By:	S.L. Properties, Inc.,
a Delaware corporation, its Manager

By:	/s/ Stuart Lichter
Name: Stuart Lichter
Title: President